Exhibit 10.16

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Kenneth I. Juster (“Executive”) and Salesforce.com, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed with the Company;

WHEREAS, Executive signed an Employee Inventions and Proprietary Rights Assignment Agreement (the “Confidentiality Agreement”), which is attached as Exhibit B to this Agreement;

WHEREAS, Executive signed an Indemnity Agreement with the Company (the “Indemnity Agreement”), which is attached as Exhibit C to this Agreement;

WHEREAS, Executive resigns his employment with the Company effective on February 28, 2010 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Payment in Exchange for Release of Claims Contained in This Agreement. The Company shall pay Executive the sum of ten thousand dollars ($10,000) less applicable withholdings, within ten (10) business days after the Effective Date of this Agreement. The Company will include this payment on a Form W-2 issued to Executive for the year of payment.

b. Attorneys’ Fees Payment. The Company shall pay Executive the sum of thirty thousand dollars ($30,000) within ten (10) business days after the Effective Date of this Agreement for amounts Executive incurred in attorneys’ fees relating to the review of and advice regarding this Agreement. The Company will include this payment on a Form W-2 issued to Executive for the year of payment.

c. Going-Away Gift. The Company is grateful to Executive for his five years of outstanding work, and wishes Executive the very best in all his future endeavors. As an expression of the Company’s appreciation, the Company will present Executive with a watch (“Going-Away

Gift”) on or before Executive’s last day of employment. The value of the Company’s Going-Away Gift will not exceed twenty-five thousand dollars ($25,000). The Company will include the value of the Going-Away Gift on a Form W-2 issued to Executive for year in which the Company gives the Going-Away Gift to Executive.

d. Supplemental Separation Agreement and Release. Pursuant to the terms set forth in the Supplemental Separation Agreement and Release (“Supplemental Agreement”) which is attached as Exhibit A, the Company shall provide Executive the supplemental severance package set forth in Exhibit A in exchange for Executive’s execution of the Supplemental Agreement and its effectiveness and irrevocability within the time period set forth in Exhibit A. Notwithstanding the foregoing, should Executive die at any time after the Effective Date of this Agreement, but before executing the Supplemental Agreement, Executive’s estate shall receive the Severance Payment set forth in (and as defined in) the Supplemental Agreement provided that Executive’s estate (and all relevant and proper parties) execute the Supplemental Agreement within sixty (60) days following Executive’s death. Payment to Executive’s estate, if at all, shall be made in a one lump sum payment within ten (10) business days following the effectiveness and irrevocability of the Supplemental Agreement.

2. Release of Claims. Except as set forth in this Agreement or in the Supplemental Agreement, Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation except as specifically set forth in this Agreement or in the Supplemental Agreement:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the conclusion of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the consideration the Parties negotiated in this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be a complete and general release as to the matters released. Notwithstanding any other term in this Agreement, this release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws (related to employment) against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company, as Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company).

Notwithstanding any other term in this Agreement, nothing in this Agreement waives or releases Executive’s rights (i) to indemnification to the fullest extent provided by or in any corporate document or act or agreement of the Company or state or federal law or insurance policy, including without limitation, the Indemnity Agreement and the Company’s directors and officers insurance policies, (ii) to any defense or payment under any insurance policy or otherwise, (iii) to Executive’s accrued vacation and salary, (iv) in and to Executive’s Change of Control and Retention Agreement, (v) to continuing coverage under any Company employee welfare benefit plan and in any accrued payment right under any Company employee welfare benefit plan (by way of examples only, rights to continued medical coverage and to reimbursement for a claim existing as of the date hereof), (vi) to reimbursement for all expenses incurred in the course and scope of Executive’s employment, (vii) in and to any accrued amount under any employee pension benefit plan of the Company (by way of example only, vested amounts under Executive’s account in the Company’s 401(k) plan), or (viii) Executive’s rights in all outstanding equity awards and shares resulting therefrom, which shall continue to be governed solely by the terms and conditions of the applicable stock plan and equity agreement governing each such outstanding equity awards; or (ix) Executive’s right to hold and sell equity Executive purchased on the open markets.

3. Executive shall remain employed by the Company and shall receive full salary and benefits (the salary and benefits being paid and/or provided to Executive on the Effective Date) from the Company through February 28, 2010 unless the Company terminates Executive for “Cause” or Executive dies. For purposes of this Agreement, “Cause” shall mean only: (i) a material act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee and resulting in substantial personal enrichment of the Executive, (ii) Executive being convicted of a felony, (iii) Executive’s repeated and willful conduct which constitutes gross misconduct and which causes material and verifiable financial detriment to the Company, or (iv) Executive’s willful, repeated and material failure to perform Executive’s assigned duties or responsibilities, after notice thereof from the Company describing every fact which the Company asserts justifies “Cause” under this subsection and Executive’s opportunity, for at least 30 days, to cure the alleged failure, providing that if Executive cures, “Cause” shall not exist under this subsection. In the event of Executive’s disability, Executive shall retain his employment with the Company until the Separation Date by remaining on a leave of absence or, if eligible, on the Company’s short-term disability plan.

4. California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

5. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Executive. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Executive.

6. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company Executives.

7. No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless required to do so by a subpoena, or other court order, or by a written demand from a government entity. The Company agrees that it will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Executive, unless required to do so by a subpoena, or other court order, or by a written demand from a government entity.

8. Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company, on behalf of itself and its officers, directors and managing agents, agrees to refrain from any disparagement, defamation, libel, or slander of or about Executive, and agrees to refrain from any tortious interference with the contracts and relationships of Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current and future executive officers and members of its Board of Directors, and only for so long as each officer or member is an Executive or Director of the Company, as applicable.

9. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by the Parties. No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

10. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or Executive’s delayed payment of Executive’s personal federal or personal state taxes, or (b) damages sustained by the Company by reason of any claims, specifically set forth in (a) above, including attorneys’ fees and costs. The foregoing payments and benefits set forth in Section 1(a) – (c) of this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

11. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind Executive to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

12. No Representations. The Parties represent that they have each consulted with his or its attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party that are not specifically set forth in this Agreement.

13. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

14. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

15. Entire Agreement. This Agreement and the Supplemental Agreement and all agreements referenced herein and therein, Executive’s Confidentiality Agreement, Change of Control and Retention Agreement, Indemnity Agreement, all of Executive’s equity-related Agreements (including all Award Agreements) and Executive’s retirement plans represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, except as set forth and to the extent provided in Exhibit A. However, notwithstanding any other terms in this Agreement or in Exhibit A, Executive’s Change of Control and Retention Agreement and the Company’s policies, including without limitation, its employee benefit policies, shall also continue to govern and apply to the terms and conditions of Executive’s employment with the Company until the Separation Date.

16. No Oral Modification. This Agreement may only be amended in a document specifically designated as an Amendment to this Agreement and manually signed by Executive and the Company’s Chairman of the Board and/or Chief Executive Officer.

17. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to California’s choice-of-law provisions.

18. No Duty to Mitigate. Executive shall have no duty to mitigate any breach by the Company of this Agreement.

19. Execution of Agreements. The Company represents and warrants that it will deliver an executed version of the Supplemental Agreement and Release to Executive within five (5) days following the Effective Date of this Agreement. The Company further represents and warrants that it will withhold taxes from the Severance Payment to be paid pursuant to the Supplemental Agreement in the year the Severance Payment is made.

20. Arbitration. All disputes arising out of or related to this Agreement shall be decided exclusively by binding arbitration before one neutral JAMS arbitrator. The arbitration shall be submitted to JAMS, governed by the then applicable JAMS rules covering employment arbitrations, and held in San Francisco, California. The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS rules conflict with California law, California law shall take precedence. The arbitrator shall be a retired state or federal judge and shall render a reasoned decision. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The arbitrator’s award may be entered in any court of competent jurisdiction. The Parties understand that by agreeing to arbitrate, they are giving up their right to trial by jury and their right to use the judicial system to resolve disputes between them. Notwithstanding any other term in this Agreement, either Party may seek extraordinary and/or emergency relief in a court of competent jurisdiction.

21. Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within seven (7) days from November 24, 2009. This Agreement shall become effective on the date it is signed by Executive (the “Effective Date”).

22. Counterparts. This Agreement may be executed in counterparts and by facsimile signature or by signing, scanning, and emailing, and each counterpart and facsimile or scan shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

23. Voluntary Execution of Agreement. Each Party understands and agrees that he or it executes this Agreement voluntarily, without any duress or undue influence on the part or behalf of the other Party or any third party, with the full intent of releasing all of the claims against the other Party and the other Releasees, as applicable. The Parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice; (c) they understand the terms and consequences of this Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: November 25, 2009	By	/s/ Kenneth I. Juster
Kenneth I. Juster, an individual

Dated: November 25, 2009	By	/s/ David R. Schellhase
David R. Schellhase
Senior Vice President & General Counsel
Salesforce.com, Inc.

EXHIBIT A

SUPPLEMENTAL SEPARATION AGREEMENT AND RELEASE

This Supplemental Separation Agreement and Release (“Supplemental Agreement”) is made by and between Kenneth I. Juster (“Executive”) and Salesforce.com, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive executed and did not revoke a Separation Agreement and Release with the Company in November of 2009 (the “Separation Agreement”);

WHEREAS, Executive signed an Indemnity Agreement with the Company (the “Indemnity Agreement”), which is attached as Exhibit C to the Separation Agreement;

WHEREAS, Executive’s resignation of his employment with the Company (the “Separation”) shall be or was effective on February 28, 2010 (the “Separation Date”);

WHEREAS, Executive’s Separation constitutes a “separation from service” from the Company under U.S. Treasury Regulation Section 1.409A-1(h)(1)(ii);

WHEREAS, Executive is waiving certain rights under Executive’s Change of Control and Retention Agreement, effective as of January 15, 2007 and signed on November 25, 2008 (the “Change of Control and Retention Agreement”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Separation Payment. The Company shall pay Executive, in one lump sum, the sum of one-million two-hundred ninety-three thousand seven-hundred fifty dollars ($1,293,750) less applicable withholdings (the “Severance Payment”), subject in all cases to the terms described in subsection (d) below. The Company will report this Severance Payment on a Form W-2 issued to Executive for the year of payment. Executive’s FY 2010 bonus payment (payable in 2010) is included in the Severance Payment.

b. COBRA. The Company shall pay directly to the COBRA administrator 100% of the premium cost of Executive’s group health plan continuation coverage which is continuing pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a period of eleven (11) months following the Effective Date of this Supplemental Agreement, subject to Executive’s timely election of COBRA benefits, Executive’s continued eligibility for COBRA continuation coverage and the conditions described in subsection (d)(i) below. To the extent any part or parts of the Company’s COBRA premium payments are taxable to Executive, the Company shall provide to Executive a one-time lump sum payment equal to the aggregate tax on the taxable portion(s) of the premiums (“Additional Tax Payment”). The Additional Tax Payment under this Section 1.b. shall be made by the end of Executive’s taxable year following the year in which the related taxes are remitted to the taxing authorities in compliance with Section 409A of the Internal Revenue Code (the “Code”). For the convenience of Executive only, it is anticipated that such taxable reimbursements will be in an amount of approximately $55 per month (not including any Additional Tax Payment).

c. Stock Rights.

i. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding stock options (together, the “Awards”), or is otherwise entitled to purchase and/or receive from the Company pursuant to outstanding restricted stock unit award agreements with the Company, Executive will vest only up to the Separation Date and no more. Executive acknowledges that as of the Separation Date, provided he is a service provider through such date, Executive shall vest in those Awards that are described as “Vested as of Separation Date” and will be able to exercise such Awards described as “Vested as of Separation Date” up until and on the date listed as “Last Day to Exercise” on Addendum 1 to Exhibit A and no more. In the case of restricted stock units, the Company shall deliver to Executive all Company stock that has vested on or before the Separation Date pursuant to the terms of the applicable governing restricted stock unit equity agreements. Notwithstanding the foregoing, the information listed in Addendum 1 is provided in good faith by the Company for the convenience of Executive only and the Awards shall continue to be governed solely by the terms and conditions of the applicable stock plan and equity agreement governing each Award (the “Award Agreements”).

ii. Provided that all vested restricted stock units, performance shares and performance units are paid and/or distributed as required by the applicable stock plan and equity agreement governing documents, Executive acknowledges that, as of the Separation Date all restricted stock units, performance shares and performance units (“Stock Units”) granted to Executive, have been cancelled or settled and Executive has no rights outstanding under any such Stock Unit award.

d. Payment Conditions.

i. The separation payments and benefits described in subsections (a) and (b) above are contingent upon the effectiveness and irrevocability of this Supplemental Agreement within thirty (30) days of the Separation Date (the “Release Deadline”). If the Supplemental Agreement is not effective and irrevocable by the Release Deadline, Executive will forfeit all rights and entitlements to the payments and benefits set forth in subsections (a) and (b) above. Notwithstanding the foregoing, should Executive die at any time before signing the Supplemental Agreement (and before the Release Deadline), Executive’s estate shall receive the Severance Payment provided that Executive’s estate (and all relevant and proper parties) execute the Supplemental Agreement within sixty (60) days following Executive’s death. Payment to Executive’s estate, if at all, shall be made in a one lump sum payment within ten (10) business days following the effectiveness and irrevocability of the Supplemental Agreement.

ii. Executive is a “specified employee” within the meaning of Section 409A on the Separation Date and, as a result, the Severance Payment will become payable, without interest, on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s Separation, or, in each case, if earlier, Executive’s date of death, pursuant to Section 409A(a)(2)(B)(i) of the Code, as determined in good faith by the Company, in order to prevent income recognition, imposition of penalty taxes and interest charges on Executive under Section 409A(a)(1) of the Code and similar state laws. Notwithstanding the foregoing, if Executive is not a “specified employee” within the meaning of Section 409A on the Separation Date, then the Severance Payment shall be paid on the tenth (10th) business day following the Release Deadline.

e. Acknowledgement. Executive acknowledges and agrees that this Supplemental Agreement supersedes any prior representations or agreements, whether written or oral, regarding severance pay and/or severance benefits, including, but not limited to, any rights and benefits under Executive’s Change of Control and Retention Agreement, including, but not limited to, Section 3 thereof; provided, however, that the specific provisions of Section 4 thereof (relating to potential reduction of golden parachute payments and benefits) shall continue in effect following the effectiveness of this Supplemental Agreement.

2. Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Inventions and Proprietary Rights Assignment Agreement between Executive and the Company (the “Confidentiality Agreement”). Executive shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Supplemental Agreement.

3. Payment of Salary. Except as specifically described in a Schedule of Outstanding Compensation that is attached by Executive to this Supplemental Agreement at the time of Executive’s execution of this Supplemental Agreement, Executive acknowledges and represents that, except for the consideration specifically set forth in Section 1 of this Supplemental Agreement, the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.

4. Release of Claims. Except as set forth in this Supplemental Agreement, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns (collectively the “Releasees”), from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Supplemental Agreement including, without limitation, except as specifically set forth in this Supplemental Agreement:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the conclusion of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973; the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Equal Pay Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

e. any and all claims for violation of the federal, or any state, constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the consideration the Parties negotiated in this Agreement; and

h. any and all claims for attorneys’ fees and costs, except as specifically set forth in the Separation Agreement to which this Supplemental Agreement is an exhibit.

Executive agrees that the release set forth in this section shall be a complete and general release as to the matters released. Notwithstanding any other term in this Supplemental Agreement, this release does not extend to any obligations incurred under this Supplemental Agreement, nor to the consideration required to be paid pursuant to the Agreement to which this Supplemental Agreement is an exhibit. This release does not release claims that cannot be released as a matter of law, including Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws (related to employment) against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company, as Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company).

Notwithstanding any other term in this Supplemental Agreement, nothing in this Supplemental Agreement waives or releases Executive’s rights (i) to indemnification to the fullest extent provided by or in any corporate document or act or agreement of the Company or state or federal law or insurance policy, including without limitation, the Indemnity Agreement and the Company’s directors and officers insurance policies, (ii) to any defense or payment under any insurance policy, (iii) to Executive’s accrued vacation and salary, (iv) to reimbursement for all expenses incurred in the course and scope of Executive’s employment, (v) in and to any accrued amount under an employee pension benefit plan of the Company (by way of example only, vested amounts under Executive’s account in the Company’s 401(k) plan), or (vi) Executive’s right to exercise all outstanding equity Awards and hold or sell stock upon exercise of the outstanding equity Awards solely pursuant to the terms and conditions of the applicable stock plan and equity agreement governing each Award, Executive’s right to delivery of vested Company stock (and after delivery, the right to hold and sell the stock) pursuant to the terms of any of Executive’s restricted stock unit agreements and/or governing documents; or (vii) Executive’s right to hold and sell equity purchased on the open markets.

5. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Supplemental Agreement. Executive acknowledges that the consideration given for this Supplemental Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Supplemental Agreement; (b) he has at least twenty-one (21) days within which to consider this Supplemental Agreement; (c) he has seven (7) days following the execution of this Supplemental Agreement by the parties to revoke the Supplemental Agreement; (d) this Supplemental Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Supplemental Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the Senior Vice President of Human Resources at the Company by close of business on the seventh day from the date that Executive signs this Supplemental Agreement.

6. Civil Code Section 1542. Executive represents that he is not aware of any claims against the Company other than the claims that are released by this Supplemental Agreement. Executive acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Executive. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Executive.

9. Application for Employment. Executive understands and agrees that, as a condition of this Supplemental Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company.

10. No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless required to do so by a subpoena, or other court order, or by a written demand from a government entity. The Company agrees that it will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Executive, unless required to do so by a subpoena, or other court order, or by a written demand from a government entity.

11. Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company, on behalf of itself and its officers, directors and managing agents, agrees to refrain from any disparagement, defamation, libel, or slander of or about Executive, and agrees to refrain from any tortious interference with the contracts and relationships of Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current and future executive officers and members of its Board of Directors, and only for so long as each officer or member is an Executive or Director of the Company, as applicable.

12. Golden Parachute Excise Tax Best Results. In the event that the severance and other benefits provided for in this Supplemental Agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of the Code Section 280G and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then such benefits shall either be:

(i)	Delivered in full, or

(ii)	Delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code.

Whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 124 will be made in writing by a national “Big Four” accounting firm selected by the Company or such other person or entity to which the parties mutually agree (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section. Any reduction in payments and/or benefits required by this Section shall occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for Executive’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will Executive exercise discretion in the order of any reduction in payments contemplated by this Section.

13. No Admission of Liability. No action taken by either Party, either previously or in connection with this Supplemental Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by one Party of any fault or liability whatsoever to the other Party or to any third party.

14. Costs. Except as specifically set forth in the Agreement to which this Supplemental Agreement is an exhibit, the Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with the negotiation of this Supplemental Agreement.

15. Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind Executive to the terms and conditions of this Supplemental Agreement. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein

16. No Representations. The Parties represent that they have had the opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Supplemental Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Supplemental Agreement.

17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Supplemental Agreement shall continue in full force and effect without said provision.

18. Entire Agreement. This Supplemental Agreement and Executive’s Separation Agreement to which this Supplemental Agreement is an exhibit, the Indemnity Agreement, the Confidentiality Agreement, and each Award Agreement and all other equity agreements represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Supplemental Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Supplemental Agreement and Executive’s relationship with the Company, including, but not limited to, Executive’s Change of Control and Retention Agreement.

19. No Oral Modification. This Agreement may only be amended in a document specifically designated as an Amendment to this Agreement and manually signed by Executive and the Company’s Chairman of the Board and/or Chief Executive Officer.

20. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

21. No Duty to Mitigate. Executive shall have no duty to mitigate any breach by the Company of this Agreement.

22. Arbitration. All disputes arising out of or related to this Agreement shall be decided exclusively by binding arbitration before one neutral JAMS arbitrator. The arbitration shall be submitted to JAMS, governed by the then applicable JAMS rules covering employment arbitrations, and held in San Francisco, California. The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS rules conflict with California law, California law shall take precedence. The arbitrator shall be a retired state or federal judge and shall render a reasoned decision. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. The arbitrator’s award may be entered in any court of competent jurisdiction. The Parties understand that by agreeing to arbitrate, they are giving up their right to trial by jury and their right to use the judicial system to resolve disputes between them. Notwithstanding any other term in this Agreement, either Party may seek extraordinary and/or emergency relief in a court of competent jurisdiction.

23. Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within twenty one (21) days following Executive’s Separation Date. Executive has seven (7) days after Executive signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signs this Agreement, so long it has not been revoked by Executive before that date (the “Effective Date”).

24. Counterparts. This Supplemental Agreement may be executed by facsimile signature and/or by signing, scanning and emailing and in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

25. Voluntary Execution of Agreement. This Supplemental Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing the claims released by this Supplemental Agreement. The Parties acknowledge that: (a) They have read this Supplemental Agreement; (b) They have had the opportunity of being represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of their own choice; (c) They understand the terms and consequences of this Supplemental Agreement and of the releases it contains; and (d) They are fully aware of the legal and binding effect of this Supplemental Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	By
Kenneth I. Juster, an individual

Dated:	By
David R. Schellhase
Senior Vice President & General Counsel
Salesforce.com, Inc.